EXHIBIT 5.2
                                                                     -----------

                           RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                               ONE RODNEY SQUARE
                                  P.O. BOX 551
                           WILMINGTON, DELAWARE 19899
                                 (302) 651-7700
                              FAX: (302) 651-7701
                                  WWW.RLF.COM






                               October 8, 2002




Irwin Financial Corporation
500 Washington Street
Columbus, Indiana  47201


                  Re:      IFC Capital Trust VI
                           --------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for Irwin Financial Corporation, an Indiana corporation (the "Company"), and IFC Capital Trust VI, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust (the "Certificate of Trust"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 10, 2002;

                  (b) The Trust Agreement of the Trust, dated as of September 10, 2002, between the Company and the trustees named therein;

                  (c) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus (the "Prospectus"), relating to the cumulative trust preferred securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust, filed by the Company and the Trust with the Securities and Exchange Commission on or about September 13, 2002;

Irwin Financial Corporation
October 8, 2002
Page 2


                  (d) The Registration Statement (the "Registration Statement") on Form S-3, relating to the cumulative trust preferred securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), filed by the Company and the Trust with the Securities and Exchange Commission on or about October 8, 2002;

                  (e) A form of Amended and Restated Trust Agreement for the Trust (the "Trust Agreement"), to be entered into between the Company and the trustees of the Trust named therein (including the Exhibits thereto), incorporated by reference in the Registration Statement; and

                  (f) A Certificate of Good Standing for the Trust, dated October 8, 2002, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the doucments reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Securities Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

Irwin Financial Corporation
October 8, 2002
Page 3


                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Sec. 3801, et. seq.

                  2. The Preferred Securities of the Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

                  3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreement.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, PA


EAM/nebg